UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2010

CHOICE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	27-2416885
State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number

2450 Witzel Avenue
Oshkosh, Wisconsin	54904
Address of principal executive offices	Zip Code

(920) 230-1300
Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

INFORMATION ABOUT THE REORGANIZATION

The following information is provided to update and supplement the disclosures pertaining to the proposed reorganization of Choice Bank as a wholly-owned subsidiary of Choice Bancorp, Inc. (the “Reorganization”) contained in the combined Proxy Statement of Choice Bank and Prospectus of Choice Bancorp, Inc. dated July 2, 2010 relating to the Reorganization (the “Proxy/Prospectus”).  In the following discussion, Choice Bank is referred to as the “Bank,” Choice Bancorp, Inc. is referred to as the “Holding Company” and the Bank and the Holding Company are sometimes collectively referred to as “Choice.”

The Proxy/Prospectus was contained in a Schedule 14A under the Securities Exchange Act of 1934 filed by the Bank with the Federal Deposit Insurance Corporation on June ___, 2010 and in a registration statement on Form S-4 under the Securities Act of 1933 (Registration No. 333-166660) filed with the Securities and Exchange Commission by the Holding Company on June 29, 2010 and declared effective on July 1, 2010.

Background

As previously reported on the Bank’s Current Report on Form 8-K dated August 5, 2010 (subsequently filed as an exhibit to the Holding Company’s Form 10-Q Quarterly Report dated August 20, 2010), at a special meeting held on August 3, 2010 (the “Special Meeting”), the shareholders of the Bank adopted a resolution approving the Reorganization, subject to the satisfaction of certain conditions, including the receipt of all applicable regulatory approvals and consummation of the Reorganization not later than December 1, 2010 (unless extended by mutual agreement of the Bank and the Holding Company).

As of the date of the Proxy/Prospectus, regulatory filings pertaining to the Reorganization had been made with the Federal Deposit Insurance Corporation (“FDIC”), the Federal Reserve Bank of Chicago (the “FRB-Chicago”) (acting on behalf of the Board of Governors of the Federal Reserve System (“Board of Governors”) pursuant to applicable federal banking law) and the Wisconsin Department of Financial Institutions – Banking Division (the “WDFI”) (collectively, the “Banking Regulators”).  The Proxy/Prospectus disclosed that Choice expected the Reorganization to be approved by the Banking Regulators and consummated in August or September of 2010.

As disclosed in the Proxy/Prospectus, during the course of discussing the initial regulatory filings, the Banking Regulators advised Choice that, as a condition to their approving the Reorganization, the Holding Company would be required to reimburse the Bank for certain expenses of the Reorganization as well as demonstrate its ability to pay certain ongoing expenses at the holding company level (such as legal and accounting costs related to the preparation and filing of the Holding Company’s periodic reports with the SEC).  It was further disclosed that the Holding Company planned to secure a line of credit of up to $500,000 from a correspondent bank to cover the foregoing reimbursement obligation and ongoing expenses as well as to establish an interest reserve to service periodic interest payments on the line of credit until such time as the Holding Company would be able to receive dividends from the Bank or derive income from other sources.  Although the line of credit had been discussed with the correspondent bank, its terms had not been established at the time the Proxy/Prospectus was issued.  However, as was disclosed in the Proxy/Prospectus, the Holding Company expected that it would be required to pledge its sole asset, consisting of 100 percent of the stock of the Bank, to secure the line of credit.

Since the date of the Special Meeting, Choice has been proceeding diligently to secure the appropriate regulatory approvals and to consummate the Reorganization as promptly as practicable.  However, in November 2010 the FRB Chicago advised Choice that the FRB Chicago would require additional information about the Reorganization and, in particular, about the proposed correspondent bank line of credit, and that it wished to conduct a more formal analysis of the impact of the Reorganization on the Bank and the impact of the borrowing under the proposed line of credit on the consolidated organization.  The FRB Chicago further advised that it would be necessary for Choice to withdraw its then-existing filing and submit a significantly more detailed formal application for approval of the Reorganization.  The formal application process is a lengthier process that could take between two and four months to be completed.

The Banking Regulators also advised Choice that they will require the Holding Company to obtain the line of credit on terms more favorable to the Holding Company than could be obtained on “market” terms from its correspondent bank.  Choice believes that its ability to do this will be an important factor in obtaining approval of the Reorganization.

After giving consideration to the Banking Regulators’ requests and recommendations, the Boards of Directors of the Bank and the Holding Company have determined that it is in the best interests of the Bank (and its current shareholders) and the Holding Company (and its prospective shareholders) to proceed with the formal application process and to attempt to satisfy the Banking Regulators’ requirements pertaining to the line of credit.  On December 30, 2010, the Holding Company submitted its formal application for approval of the Reorganization directly to the Board of Governors (the “Application”)

Extension of Date for Completion of the Reorganization

In connection with filing the Application, the Bank and the Holding Company have extended the date for completion of the Reorganization to April 30, 2011.  It is Choice’s intention to proceed diligently to secure the appropriate regulatory approvals and to consummate the Reorganization as promptly as practicable following receipt of such approvals.  However, notwithstanding Choice’s discussions with the Banking Regulators and the filing of the Application, there can be no assurance that the Application will be approved by April 30, 2011 or at all.  If regulatory approval is not obtained by April 30, 2011, Choice will evaluate the circumstances at that time and determine whether to pursue (and further extend the date for completion of) the Reorganization or abandon the Reorganization entirely.  In any case, Choice will make a public announcement of its intentions with respect to the Reorganization at such time as there are further developments.

The Line of Credit

To address the Banking Regulators’ requirements, the Holding Company has obtained an informal commitment from certain of its and the Bank’s current directors to collectively provide a line of credit of $290,000 to enable the Holding Company to reimburse the Bank for the expenses of the Reorganization and pay its ongoing holding company-only expenses.  As proposed, each individual director who participates in making this loan would purchase a promissory note from the Holding Company in a specified amount (each a “Director Note”) that would entitle the Company to draw funds initially to cover its aforementioned reimbursement obligations and then periodically to fund ongoing expenses.

The following are some of the important terms of the Director Notes, as currently proposed, some of which Choice believes represent “more favorable terms” than the line of credit the Holding Company had originally planned to obtain from a third-party correspondent bank:

1.

The interest rate on the Director Notes would be fixed at 6.00% per year, which is the same as the proposed interest rate on the line of credit from a third-party correspondent bank.

2.

The Director Notes would have a maturity of three (3) years, the same as the proposed term of the correspondent bank line of credit.

3.

Interest on the Director Notes would be payable at maturity, while interest on the correspondent bank line of credit would have been payable quarterly (as a consequence, no interest reserve would be required, which would enable the Holding Company to initially borrow less under the Director Notes).

4.

The Director Notes would represent unsecured obligations of the Holding Company, meaning that the Holding Company would not have to pledge the stock of the Bank to secure repayment as it would have had to do with a secured loan from a third-party correspondent bank.

5.

The Director Notes will not contain any financial covenants and very few restrictions on the activities of the Bank and the Holding Company, while a loan from a third-party correspondent bank would likely impose such covenants and restrictions.

Investors should be aware, however, of the following considerations:

A.

Although certain of the directors have informally indicated that they would be willing to purchase Director Notes from the Holding Company in various individual amounts aggregating approximately $300,000, these indications do not constitute legally binding commitments but reflect their present intentions only and could change based on each individual directors’ personal circumstances.  However, other directors who have not yet indicated whether they are willing to purchase Director Notes may step forward such that the Holding Company believes that it is likely that it will be able to obtain commitments totaling at least $290,000 by selling the Director Notes to the Directors.

B.

Although the Director Notes will be held exclusively by current and former directors of the Holding Company and the Bank, they will nevertheless represent legally binding obligations of the Holding Company to repay principal and interest and the holders will have legally-enforceable rights thereunder (including the right to accelerate the obligations upon default and take legal action against the Holding Company to collect payment) and will be under no obligation to waive any default or forbear from collection efforts.

C.

Although the Holding Company believes that an aggregate of $290,000 in commitments represented by the Director Notes will be sufficient to cover its reimbursement obligations and ongoing expenses for the 3-year term of the Director Notes, there can be no assurance that this will be the case and, if such amount is insufficient, the Holding Company may not be able to obtain funds (whether through additional borrowings from the directors or third-parties, or dividends from the Bank) sufficient to cover its ongoing expenses or avoid default on the Director Notes.

D.

The terms of the Director Notes, as proposed, were designed to address the Banking Regulators’ concerns about the terms of the line of credit that the Holding Company proposed to obtain from a third-party correspondent bank.  However, there can be no assurance that these terms will be acceptable to the Banking Regulators and, even if they are, that obtaining the line of credit on more favorable terms will guarantee that the Application will be approved.

SHAREHOLDER PROPOSALS AND NOMINATIONS

The following discussion provides information about the Bank’s and the Holding Company’s intentions pertaining to shareholders’ meetings based on different scenarios relating to the Reorganization.

Background

The Bank held an annual shareholders’ meeting in 2009 to, among other things, elect six directors for three-year terms expiring in 2012.  The remaining directors who did not stand for election at the Bank’s 2009 annual shareholders meeting had terms that expired in 2010 or are set to expire in 2011.  Because the Bank expected that the Reorganization would be completed prior to the end of 2010, the Bank did not hold an annual shareholders’ meeting in 2010.  Rather, the Bank (which was and currently is the parent of the Holding Company) elected the same individuals who were then currently on the Bank’s Board of Directors as the initial directors of the Holding Company with terms expiring in 2011, 2012 and 2013 depending upon which class of director each individual had belonged to on the Bank’s board of directors.

The Bank’s 2011 Annual Shareholders’ Meeting

If the Reorganization is abandoned (due to the failure to obtain regulatory approval or for any other reason), or if the Reorganization is not consummated on or before April 30, 2011, the

Bank intends to promptly schedule an annual meeting of the Bank’s shareholders for the purpose of electing directors of the Bank whose current terms expired in 2010 or are set to expire in 2011, as well as for any other proper purpose that may become before the Bank’s 2011 annual meeting.  In such case, the Bank will make an immediate public announcement of the date, time and place of the Bank’s 2011 annual shareholders’ meeting.  At such time, the Bank will provide information about the deadlines for shareholders to submit proposals for inclusion in the Bank’s Proxy Statement or nominations for directors to be elected at such meeting, which deadlines will occur a reasonable time before the Bank’s Proxy Statement is mailed or the date of the Bank’s 2011 annual shareholders’ meeting, as the case may be, and in all cases in accordance with the requirements of the applicable federal securities laws.

If the Reorganization is consummated on or before April 30, 2011, the Bank will not hold an annual shareholders’ meeting in 2011 or at any time in the future.

The Holding Company’s 2011 Annual Shareholders’ Meeting

If the Reorganization is consummated in 2011, regardless of whether it is consummated before, on or after April 30, 2011, the Holding Company will promptly schedule an annual meeting of the Holding Company’s shareholders for the purpose of electing directors of the Holding Company whose current terms are set to expire in 2011, as well as for any other proper purpose that may become before the Holding Company’s 2011 annual meeting.  In such case, the Holding Company will make a public announcement of the date, time and place of the Holding Company’s 2011 annual shareholders’ meeting.  At such time, the Holding Company will provide information about the deadlines for shareholders to submit proposals for inclusion in the Holding Company’s Proxy Statement for the 2011 annual shareholders’ meeting or nominations for directors to be elected at such meeting, which deadlines will occur a reasonable time before the Holding Company’s Proxy Statement is mailed or the date of the Holding Company’s 2011 annual shareholders’ meeting, as the case may be, and in all cases in accordance with the requirements of the applicable federal securities laws.

If the Reorganization is abandoned (due to the failure to obtain regulatory approval or for any other reason), the Holding Company will not hold an annual shareholders’ meeting in 2011 or at any time in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE BANCORP, INC.

Dated: January 5, 2011	By: /s/ Keith C. Pollnow
Keith C. Pollnow, President and Chief Executive Officer (Principal Executive Officer)

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